Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Kingsoft Cloud Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary shares, par value $0.001 per share	Rule 457(c) and Rule 457(h)	82,918,995(3)	$0.207917(3)	$17,240,241.04	$0.0000927	$1,598.17

Equity	Ordinary shares, par value $0.001 per share	Rule 457(c) and Rule 457(h)	126,297,315(4)	$0.207917(4)	$26,259,316.74	$0.0000927	$2,434.24

Total Offering Amounts					$43,499,557.79		$4,032.41

Total Fee Offsets							—

Net Fee Due							$4,032.41

(1)

The ordinary shares of Kingsoft Cloud Holdings Limited (the “Registrant”) registered hereunder may be represented by the Registrant’s American depositary shares (“ADSs”), with each ADS representing 15 ordinary shares, par value $0.001 per share. The registrant’s ADSs issuable upon deposit of the ordinary shares have been registered under a separate registration statement on Form F-6 (333-237852).

(2)

Represents ordinary shares issuable upon vesting of restricted share units and pursuant to other awards granted under the 2021 Share Incentive Plan (the “Plan”) of the Registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is deemed to cover an indeterminate number of ordinary shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the Plan.

(3)

Represents ordinary shares to be issued for outstanding restricted share units granted pursuant to the Plan as of the date of this Registration Statement. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$3.12 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq on May 12, 2022.

(4)

Represents ordinary shares reserved for future awards grants under the Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$3.12 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq on May 12, 2022.